As filed with the Securities and Exchange Commission on November 23, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

INTELLISYNC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-0349154
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2550 North First Street, Suite 500

San Jose, California  95131

(408) 321-7650

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

1998 EMPLOYEE STOCK PURCHASE PLAN

EICHLER RETENTION STOCK OPTION AGREEMENT

HANKINS RETENTION STOCK OPTION AGREEMENT

(Full title of the plans)

Woodson Hobbs
President and Chief Executive Officer
Intellisync Corporation
2550 North First Street, Suite 500
San Jose, California  95131
(Name and address of agent for service)

(408) 321-7650

(Telephone number, including area code, of agent for service)

Copies to:

David J. Segre, Esq.

Bret M. DiMarco, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share to be issued upon exercise of options granted under the 1998 Employee Stock Purchase Plan (the “Plan”)(3)	500,000shares	(4)	$4.34	(5)	$2,170,000	$255.41
Common Stock, $0.001 par value per share to be issued upon exercise of options granted under the Eichler Retention Stock Option Agreement(6)	500,000 shares	(4)	$4.60		$2,300,000	$270.71
Common Stock, $0.001 par value per share to be issued upon exercise of options granted under the Hankins Retention Stock Option Agreement(6)	200,000 shares	(4)	$4.60		$920,000	$108.29
TOTAL	1,200,000 shares				$5,390,000	$634.41

(1)          This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable by reason of any dividend, stock split, reorganization or other similar transaction effected without receipt of consideration that increases the number of shares of the Registrant’s Common Stock outstanding.

(2)          Amount of registration fee was calculated pursuant to Section 6(b) of Securities Act of 1933 (the “Securities Act”), which provides that the fee shall be $117.70 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be registered.

(3)          On August 1, 2005, the Registrant increased the number of shares authorized for issuance under the Plan by 500,000 shares pursuant to Section 4.1 of the Plan (the “evergreen” clause).

(4)          Amount of securities to be registered computed in accordance with Rule 457(h) promulgated under the Securities Act, as the maximum number of the Registrant’s Common Stock issuable under the 1998 Employee Stock Purchase Plan, the Eichler Retention Stock Option Agreement and the Hankins Retention Stock Option Agreement, respectively.

(5)          Estimated in accordance with Rules 457 (c) and (h) promulgated under the Securities Act solely for the purpose of calculating the registration fee based on the price of $4.34 per share, which was 85% of the average of the high and low trading prices per share of the Registrant’s Common Stock as reported on the Nasdaq National Market on November 18, 2005.

(6)          On October 3, 2005, the Registrant granted options outside of the Registrant’s existing equity compensation plans to David Eichler and Blair Hankins to purchase 500,000 and 200,000 shares of the Registrant’s common stock, respectively, as an inducement to each of Mr. Eichler and Mr. Hankins employment with the Registrant.

INTELLISYNC CORPORATION

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed by the Registrant with the Securities and Exchange Commission:

(a)                                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2005 (including the portions of the Registrant’s proxy statement for its annual meeting of stockholders incorporated by reference therein) filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)                                 The Registrant’s Current Reports on Form 8-K filed on November 16, 2005 and November 17, 2005; provided, however, that the Registrant does not incorporate by reference any information contained in, or exhibits submitted with, any Forms 8-K that were expressly furnished and not filed; and

(c)                                  The description of the Registrant’s common stock as set forth in the Registrant’s Registration Statement on Form S-1 filed September 5, 1996 and any amendment or report filed for the purpose of updating such description; and

(d)                                 The description of our stockholder rights agreement and preferred stock purchase rights as set forth in our Registration Statement on Form 8-12G filed January 15, 2003 and on Form 8-12G/A filed March 11, 2004 and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.           Indemnification of Directors and Officers.

As permitted by the General Corporation Law of the State of Delaware, we have included in our certificate of incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including the circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. We have entered into indemnification agreements with our officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of the State of Delaware. The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors’ and officers’ insurance if available on reasonable terms. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We understand that the staff of the Securities and Exchange Commission is of the opinion that statutory charter and contractual provisions as are described above have no effect on claims arising under the federal securities law.

Item 8.  Exhibits.

Item No.	Description of Item
2.1*

Agreement and Plan of Merger, dated as of November 15, 2005, by and among Nokia Inc., Jupiter Acquisition Corporation and Intellisync Corporation (incorporated by reference to Intellisync’s Current Report on Form 8-K filed on November 17, 2005)

4.1*	Certificate of Incorporation (incorporated by reference to the similarly described exhibit in Intellisync’s Registration Statement on Form S-1/A filed on October 16, 1996 (File No. 333-011445))
4.2*

Certificate of Amendment of Restated Certificate of Incorporation dated December 19, 2000 (incorporated by reference to the similarly described exhibit in Intellisync’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2001 filed on March 19, 2001)

4.3*

Certificate of Amendment of Restated Certificate of Incorporation dated October 18, 2002 (incorporated by reference to the similarly described exhibit in Intellisync’s Definitive Proxy Statement filed on October 18, 2002 for its 2002 Annual Meeting of Stockholders)

4.4*

Certificate of designations of rights, preferences and privileges of Series A Participating Preferred Stock dated January 15, 2003 (incorporated by reference to Intellisync’s Report on Form 8-A filed on January 15, 2003)

4.5*

Preferred Shares Rights Agreement between Intellisync and Computershare Investor Services LLC as Rights Agent dated January 13, 2003 (includes Form of Certificate of Designations of Series A Participating Preferred Stock, Form of Rights Certificate and Summary of Rights) (incorporated by reference to Intellisync’s Report on Form 8-A filed on January 15, 2003)

4.6*

Amendment No. 1 to the Preferred Shares Rights Agreement between Intellisync and Computershare Investor Services LLC as Rights Agent dated January 13, 2003 (includes Form of Certificate of Designations of Series A Participating Preferred Stock, Form of Rights Certificate and Summary of Rights) (incorporated by reference to Intellisync’s Report on Form 8-A/A filed on March 11, 2004)

4.7*

Amendment No. 2 to the Preferred Shares Rights Agreement between Intellisync and Computershare Investor Services LLC as Rights Agent dated January 13, 2003 (includes Form of Certificate of Designations of Series A Participating Preferred Stock, Form of Rights Certificate and Summary of Rights) (incorporated by reference to Intellisync’s Report on Form 8-A/A filed on November 16, 2005)

4.8*

Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on February 3, 2004 (incorporated by reference to Intellisync’s Registration Statement on Form S-3 filed on June 3, 2004 (File No. 333-116146))

4.9*

Certificate of Ownership and Merger as filed with the Secretary of State of the State of Delaware on February 17, 2004 (incorporated by reference to the similarly described exhibit in Intellisync’s Current Report on Form 8-K filed on February 18, 2004)

Item No.	Description of Item
4.10*	Amended and Restated Bylaws (incorporated by reference to the similarly described exhibit in Intellisync’s Annual Report on Form 10-K for fiscal year ended July 31, 2002 filed on October 17, 2002)
4.11*

Indenture dated as of March 3, 2004, between Intellisync Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Intellisync’s Registration Statement on Form S-3 filed on June 3, 2004 (File No. 333-116146))

4.12*	Form of Note (included in Exhibit 4.9)
4.13*

Registration Rights Agreement, dated March 3, 2004, among Intellisync Corporation, as issuer and Morgan Stanley & Co. Incorporated, CIBC World Markets and Needham & Company, Inc. (incorporated by reference to Intellisync’s Registration Statement on Form S-3 filed on June 3, 2004 (File No. 333-116146))

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
10.1*

Form of Voting Agreement, dated November 15, 2005, among Intellisync Corporation, Nokia Inc., and certain parties (incorporated by reference to Intellisync’s Current Report on Form 8-K filed on November 17, 2005)

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Intellisync Corporation
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (filed as part of Exhibit 5.1)
24.1	Power of Attorney (See page II-5)
99.1*	1998 Employee Stock Purchase Plan, as amended (incorporated by reference to Intellisync’s Registration Statement on Form S-8 filed on August 27, 2002 (File No. 333-98779))

*                 Incorporated by reference.

Item 9.           Undertakings.

A)                                  The undersigned Registrant hereby undertakes:

1)              To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

2)              That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)              To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B)                                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C)                                    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of San Jose, State of California, on November 23, 2005.

INTELLISYNC CORPORATION

By:	/s/ Woodson Hobbs
Woodson Hobbs
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Woodson Hobbs and David Eichler, and each of them acting individually, as their true and lawful attorneys and agents, each with full power of substitution, to sign and file on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 (including post-effective amendments) with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission and granting unto said attorneys and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as the undersigned might or could do in person, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on November 23, 2005 by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Woodson Hobbs	President, Chief Executive Officer and Director
Woodson Hobbs	(Principal Executive Officer)	November 23, 2005

/s/ David Eichler	Chief Financial Officer (Principal Financial and
David Eichler	Accounting Officer)	November 23, 2005

/s/ Michael M. Clair
Michael M. Clair	Chairman of the Board	November 23, 2005

/s/ Richard W. Arnold
Richard W. Arnold	Director	November 23, 2005

/s/ Kirsten Berg-Painter
Kirsten Berg-Painter	Director	November 23, 2005

/s/ Keith Cornell
Keith Cornell	Director	November 23, 2005

/s/ Said Mohammadioun
Said Mohammadioun	Director	November 23, 2005

/s/ Terrence Valeski
Terrence Valeski	Director	November 23, 2005

INDEX TO EXHIBITS

Item No.	Description of Item
2.1*

Agreement and Plan of Merger, dated as of November 15, 2005, by and among Nokia Inc., Jupiter Acquisition Corporation and Intellisync Corporation (incorporated by reference to Intellisync’s Current Report on Form 8-K filed on November 17, 2005)

4.1*	Certificate of Incorporation (incorporated by reference to the similarly described exhibit in Intellisync’s Registration Statement on Form S-1/A filed on October 16, 1996 (File No. 333-011445))
4.2*

Certificate of Amendment of Restated Certificate of Incorporation dated December 19, 2000 (incorporated by reference to the similarly described exhibit in Intellisync’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2001 filed on March 19, 2001)

4.3*

Certificate of Amendment of Restated Certificate of Incorporation dated October 18, 2002 (incorporated by reference to the similarly described exhibit in Intellisync’s Definitive Proxy Statement filed on October 18, 2002 for its 2002 Annual Meeting of Stockholders)

4.4*

Certificate of designations of rights, preferences and privileges of Series A Participating Preferred Stock dated January 15, 2003 (incorporated by reference to Intellisync’s Report on Form 8-A filed on January 15, 2003)

4.5*

Preferred Shares Rights Agreement between Intellisync and Computershare Investor Services LLC as Rights Agent dated January 13, 2003 (includes Form of Certificate of Designations of Series A Participating Preferred Stock, Form of Rights Certificate and Summary of Rights) (incorporated by reference to Intellisync’s Report on Form 8-A filed on January 15, 2003)

4.6*

Amendment No. 1 to the Preferred Shares Rights Agreement between Intellisync and Computershare Investor Services LLC as Rights Agent dated January 13, 2003 (includes Form of Certificate of Designations of Series A Participating Preferred Stock, Form of Rights Certificate and Summary of Rights) (incorporated by reference to Intellisync’s Report on Form 8-A/A filed on March 11, 2004)

4.7*

Amendment No. 2 to the Preferred Shares Rights Agreement between Intellisync and Computershare Investor Services LLC as Rights Agent dated January 13, 2003 (includes Form of Certificate of Designations of Series A Participating Preferred Stock, Form of Rights Certificate and Summary of Rights) (incorporated by reference to Intellisync’s Report on Form 8-A/A filed on November 16, 2005)

4.8*

Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on February 3, 2004 (incorporated by reference to Intellisync’s Registration Statement on Form S-3 filed on June 3, 2004 (File No. 333-116146))

4.9*

Certificate of Ownership and Merger as filed with the Secretary of State of the State of Delaware on February 17, 2004 (incorporated by reference to the similarly described exhibit in Intellisync’s Current Report on Form 8-K filed on February 18, 2004)

4.10*	Amended and Restated Bylaws (incorporated by reference to the similarly described exhibit in Intellisync’s Annual Report on Form 10-K for fiscal year ended July 31, 2002 filed on October 17, 2002)
4.11*

Indenture dated as of March 3, 2004, between Intellisync Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Intellisync’s Registration Statement on Form S-3 filed on June 3, 2004 (File No. 333-116146))

4.12*	Form of Note (included in Exhibit 4.9)

Item No.	Description of Item
4.13*

Registration Rights Agreement, dated March 3, 2004, among Intellisync Corporation, as issuer and Morgan Stanley & Co. Incorporated, CIBC World Markets and Needham & Company, Inc. (incorporated by reference to Intellisync’s Registration Statement on Form S-3 filed on June 3, 2004 (File No. 333-116146))

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
10.1*

Form of Voting Agreement, dated November 15, 2005, among Intellisync Corporation, Nokia Inc., and certain parties (incorporated by reference to Intellisync’s Current Report on Form 8-K filed on November 17, 2005)

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Intellisync Corporation
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (filed as part of Exhibit 5.1)
24.1	Power of Attorney (See page II-5)
99.1*	1998 Employee Stock Purchase Plan, as amended (incorporated by reference to Intellisync’s Registration Statement on Form S-8 filed on August 27, 2002 (File No. 333-98779))

*                 Incorporated by reference.